EXHIBIT 10.40

Confidential Treatment. The portion of this exhibit that has been replaced with “[*****]” has been filed separately with the Securities and Exchange Commission and is the subject of an application for confidential treatment.

ARIBA, INC.:

NOTICE OF RESTRICTED STOCK AWARD UNDER THE

FREEMARKETS, INC.

2001 EQUITY INCENTIVE PLAN

You have been granted restricted shares of Common Stock of Ariba, Inc. (the “Company”) on the following terms, as amended on November 7, 2006:

Name of Recipient:	Kent Parker

Total Number of Shares Granted:	65,000

Date of Grant:	November 3, 2006

By accepting this grant, you agree as follows:

1.	This grant is made under and governed by the FreeMarkets, Inc. 2001 Equity Stock Incentive Plan (the “Plan”) and the Restricted Stock Agreement attached to this notice. The Plan is available on the Company’s internal web site at http://stock.ariba.com.

2.	The Company may deliver by email all documents relating to the Plan or this grant (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. The “FreeMarkets, Inc. Stock Option Plans—Summary and Prospectus” is available on the Company’s internal web site at http://stock.ariba.com. If, in the future, the Company posts documents required by law on a web site, it will notify you by email.

3.	You have read the Company’s Securities Trading Policy. You agree to comply with that policy, as it may be amended from time to time, whenever you acquire or dispose of shares of the Company’s stock or derivative securities whose value varies with the value of the Company’s stock (including, without limitation, put or call options). The Company’s Securities Trading Policy is available on the Company’s internal web site at http://stock.ariba.com.

/s/ Kent Parker
Recipient’s Signature

ARIBA, INC.:

RESTRICTED STOCK AGREEMENT UNDER THE

FREEMARKETS, INC.

2001 EQUITY INCENTIVE PLAN

Payment for Shares	No payment is required for the shares that you are receiving.

Vesting

One-half of the shares that you are receiving will vest on the first Permissible Trading Day that follows the date on which the Company achieves the Performance Milestone, provided that your service as an employee, consultant or director of the Company or a subsidiary of the Company (“Service”) shall have been continuous from the Date of Grant to such Permissible Trading Day.

The remaining one-half of the shares that you are receiving will vest on the first Permissible Trading Day that follows the first anniversary of the date on which the Company achieved the Performance Milestone, provided that your Service shall have been continuous from the Date of Grant to such Permissible Trading Day.

No shares will vest after your Service has terminated for any reason.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•     The principal market on which shares of the Company’s Common Stock are then traded is open for trading on that day,

•     You are permitted to sell shares of the Company’s Common Stock on that day without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended,

•     You are not in possession of material non-public information that would make it illegal for you to sell shares of the Company’s Common Stock on that day under Rule 10b-5 of the Securities and Exchange Commission, and Rule 10b5-1 of the Securities and Exchange Commission is not applicable,

•     Under the Company’s written Securities Trading Policy, you are permitted to sell shares of the Company’s Common Stock on that day, and

•     You are not prohibited from selling shares of the Company’s Common Stock on that day by a written agreement between you and the Company or a third party.

•     “Performance Milestone” means the close of the first period of four consecutive fiscal quarters in which the Company recognizes at least $[*****] in subscription software revenue (as determined in accordance with United States Generally Accepted Accounting Principles), provided that the Performance Milestone must be achieved on or before September 30, 2008

Shares Restricted	Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture	If your Service terminates for any reason, then your Restricted Shares will be forfeited to the extent that they have not vested as of the termination of your Service. In addition, if the Performance Milestone is not achieved on or before September 30, 2008, then your Restricted Shares will be forfeited. In either case, this means that any Restricted Shares that have not vested under this Agreement will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work

For purposes of this grant, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s written part-time work policy (as in effect for similarly situated employees) or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Voting Rights	You may vote your shares even before they vest.

Stock Certificates	The Company will hold your Restricted Shares for you. After shares have vested, a stock certificate for those shares will be released to a broker for your account. The Company will select the broker at its discretion.

Withholding Taxes

You will be required to pay all withholding taxes that become due as a result of this grant or the vesting of the shares. You may direct the Company to deduct the withholding taxes from any cash compensation payable to you, or you may pay the withholding taxes to the Company in cash.

The Company will instruct the broker whom it has selected for this purpose to sell shares with a value sufficient to satisfy any remaining withholding taxes. You agree that the broker selected by the Company may sell a portion of your shares for your account, in accordance with the Company’s instructions, in order to pay the remaining amount of withholding taxes required by law.

Restrictions on Resale	You agree not to sell any shares at a time when applicable laws or the Company’s Securities Trading Policy prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Your grant or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded. However, if you and the Company entered into a Severance Agreement, then that Severance Agreement is not superseded and will continue to apply. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE, IN THE PLAN AND IN

THE NOTICE OF RESTRICTED STOCK AWARD.

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